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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the 1998 Long-Term Incentive Plan of Park-Ohio Holdings Corp. for the registration of 550,000 shares of its common stock of our report dated February 16, 1998 with respect to the consolidated financial statements of Park-Ohio Industries, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ERNST & YOUNG LLP

Cleveland, Ohio
June 26, 1998